EXHIBIT 10.5

TRANSACTION CONSENT

This transaction consent (“Consent”), dated as of the January 29, 2025 (the “Effective Date”) is being provided by and among DEP Nevada, Inc., a Nevada corporation (“DEP”), Big Stone Illinois, LLC, an Illinois limited liability company (“Big Stone”), and, as a third-party beneficiary to this Consent, Rubino Ventures IL, LLC, an Illinois limited liability company (“Rubino”).

WHEREAS, as of the Effective Date, the Big Stone owns 100% of the issued and outstanding membership units of NMG IL 1, LLC, an Illinois limited liability company (the “Company”);

WHEREAS, each of Big Stone and DEP are party to that certain Membership Interest Purchase Agreement, dated December 26, 2019 (as amended on December 2, 2022) (the “Big Stone MIPA”), pursuant to which Big Stone has agreed to sell 100% of the issued and outstanding membership units held by Big Stone to DEP following DEP’s conversion of the Convertible Note (as defined below) into additional membership units of the Company;

WHEREAS, DEP is currently the holder of the certain Convertible Credit Facility Agreement, dated December 26, 2019 (the “Convertible Note”) with the Company, as the maker, wherein DEP made a non revolving line of credit available to the Company with the purpose of allowing DEP to convert into membership units of NMG, upon certain terms and conditions set forth therein;

WHEREAS, each of the Big Stone MIPA and the Convertible Note contain certain restrictive covenants, including restricting Big Stone and the Company, as applicable, from selling or transferring any membership units of the Company (being the “Transfer Restrictions”);

WHEREAS, the change in ownership transactions contemplated by each of (i) the sale of membership units of the Company pursuant to the Big Stone MIPA, and (ii) the conversion into membership units of the Company pursuant to the Convertible Note, require the approval of the Illinois Department of Financial and Professional Regulation, Division of Professional Regulation in order to be effective (the “IDFPR Approval”).

WHEREAS, Big Stone desires to enter into a membership interest purchase agreement (the “Rubino MIPA”) with Rubino, pursuant to which Big Stone shall sell 100% of the issued and outstanding membership interest of the Company to Rubino, on the terms and conditions set forth in the Rubino MIPA;

WHEREAS, DEP is willing to grant its consent to Big Stone and the Company entering into the Rubino MIPA with Rubino and consummating the transactions contemplated thereby, in exchange for the assignment of the Rubino MIPA from Big Stone to DEP immediately following receipt of the IDFPR Approval;

1

NOW THEREFORE, in connection with the foregoing, the sufficiency of the consideration hereby acknowledged, DEP desires to provide its consent and Big Stone desires to assign the Rubino MIPA to DEP as set forth herein:

1. Consent. DEP hereby expressly consents to, confirms, ratifies, and approves Big Stone and the Company entering into the MIPA with Rubino, and DEP further expressly waives the Transfer Restrictions on each of Big Stone and the Company with respect to the Rubino MIPA, effective immediately.

2. Assignment. Contingent on and effective immediately following the IDFPR Approval, as evidenced by the Assignment and Assumption Agreement attached hereto as Exhibit A (the “Assignment”), Big Stone hereby assigns all of its rights, title, and interest in and to the Rubino MIPA to DEP automatically and immediately following receipt of the IDFPR Approval in accordance with the Assignment. Concurrently with the execution of this Consent, DEP and Big Stone shall deliver a fully-executed Assignment to Rubino. By signing below, Rubino grants its express consent to the Assignment.

3. Third Party Beneficiary. DEP and Big Stone each agree and acknowledge that Rubino is a third-party beneficiary to this Consent.

4. Miscellaneous.

(a) This Consent will be governed and construed according to the choice of governing and constructive law set forth in the Convertible Note.

(b) Each Party represents and warrants it has all necessary authority to enter into this Consent. The execution and delivery by each Party to this Consent has been duly authorized by all requisite action on the part of each Party. This Assignment constitutes a legal, valid, and binding obligation of each Party enforceable against each Party in accordance with its terms

(c) This Consent may be delivered via facsimile, email (e.g., .pdf) or other electronic signature, with the intention that it shall have the same effect as an original counterpart hereof.

2

IN WITNESS WHEREOF, the Parties hereto have caused this Consent to be executed as of the date first written above by their respective officers or representatives thereunto duly authorized.

DEP Nevada, Inc. (“DEP”)		Big Stone Illinois, LLC (“Big Stone”)

By:	/s/ Stephen ‘Trip’ Hoffman	By:	/s/ Stephen ‘Trip’ Hoffman
Name: Stephen ‘Trip’ Hoffman Its: President		Name: Stephen ‘Trip’ Hoffman Its: Manager

ACKNOWLEDGED AND AGREED TO: NMG IL 1, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name: Stephen ‘Trip’ Hoffman Its: Authorized Signatory

RUBINO VENTURES IL, LLC

By:	/s/ Margaret Rubino
Name: Margaret Rubino
Its: Chief Executive Officer

3

EXHBIT A

ASSIGNMENT AND ASSUMPTION

This assignment and assumption (this “Assignment”) is hereby made and entered as of January 29, 2025 by and among Big Stone Illinois, LLC, an Illinois limited liability company (“Assignor”) and DEP Nevada, Inc., a Nevada corporation (“Assignee”).  As used herein, Assignor and Assignee may individually be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, on the date hereof, Assignor entered into that certain membership interest purchase agreement (the “MIPA”) with Rubino Ventures IL, LLC (the “Buyer”) to sell all of the issued and outstanding membership interests in NMG IL 1, LLC, an Illinois limited liability company(the “Company”) to the Buyer;

WHEREAS, subject to the terms and conditions set forth in this Assignment: (i) the Assignor desires to assign all of its rights, title, interest, and obligations under the MIPA to Assignee; and (ii) Assignee desires to assume all of Assignor’s rights and obligations under the MIPA;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignee and Assignor intending to be legally bound hereby, hereby covenant and agree as follows:

1. Assignment and Assumption. The Assignor hereby irrevocably assigns, transfers, and conveys to Assignee, all of Assignor’s rights, duties, obligations, privileges, and interest in, to, and under the MIPA, with such assignment to be effective automatically, and immediately following, the approval of the Illinois Department of Financial and Professional Regulation, Division of Professional Regulation to the change in ownership transactions contemplated by each of (i) the sale of membership units of the Company pursuant to that certain Membership Interest Purchase Agreement, by and between Assignor and Assignee, dated December 26, 2019 (as amended on December 2, 2022), and (ii) the conversion into membership units of the Company pursuant to that certain Convertible Credit Facility Agreement, by and between Assignee and the Company, dated December 26, 2019 (the date upon which such assignment becomes effective, the “Effective Date”). On the Effective Date, the Assignor shall be fully released from all obligations under the MIPA. On the Effective Date, the Assignee hereby assumes and agrees to perform, fulfill, and comply with all covenants, duties, and obligations to be performed, fulfilled, or complied with by Assignor under the MIPA and transactions contemplated therein, and all references to the “Seller” thereunder shall be deemed references to the Assignee.

2. Consent. Each of the Company and Rubino hereby expressly consent to the assignment of the MIPA to the Assignee pursuant to this Assignment.

3. Additional Documents. The Parties will sign and deliver such additional documents and take such further actions, as may be reasonably requested by any of the Parties to further effect and evidence this Assignment.

4. Miscellaneous.

a. Notice. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally, or by overnight courier, or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page.

4

b. Choice of Law. This terms of this Assignment shall be construed in accordance with the laws of the State of Illinois, as applied to contracts entered into by Illinois residents within the State of Illinois, and to be performed entirely within the State of Illinois.

c. Amendments and Waivers. Any provision of this Assignment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

d. Severability. In the event any one or more of the provisions contained in this Assignment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

e. No Presumption. The Parties acknowledge that each party hereto has been represented by counsel in connection with this Assignment and all related documents for the contemplated transaction. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Assignment or exhibits attached hereto against the drafting Party has no application and is expressly waived.

f. Counterparts. This Assignment may be executed in any number of counterparts (including facsimile or digital electronic counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

g. Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Assignment.

h. Authority. Each Party represents and warrants it has all necessary authority to enter into this Assignment, to carry out its respective obligations and to consummate the transactions contemplated hereby. The execution and delivery by each Party to this Assignment, the performance by each Party of its respective obligations hereunder, and the consummation by each Party of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Party. This Assignment constitutes a legal, valid, and binding obligation of each Party enforceable against each Party in accordance with its terms.

[signature page follows]

5

IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed as of the date first written above by their respective officers or representatives thereunto duly authorized.

ASSIGNOR: Big Stone Illinois, LLC		ASSIGNEE: DEP Nevada, Inc.

By:	/s/ Stephen ‘Trip’ Hoffman	By:	/s/ Stephen ‘Trip’ Hoffman
Name: Stephen ‘Trip’ Hoffman Its: Manager		Name: Stephen “Trip” Hoffman Its: President

Address: Email:	Address:	2625 N Green Valley Pkwy Suite 150 Henderson, NV 89014
	Email:	triphoffman@bodyandmind.com

AGREED, ACCEPTED, AND CONSENTED TO BY:

NMG IL 1, LLC		RUBINO VENTURES IL, LLC

By:	/s/ Stephen ‘Trip’ Hoffman	By:	/s/ Margaret Rubino
Name: Stephen “Trip” Hoffman Its: Manager		Name: Margaret Rubino Its: Chief Executive Officer

Address:	2625 N Green Valley Pkwy Suite 150 Henderson, NV 89014	Address: Email:	225 Franklin Street, 26th Floor Boston, MA 02110 mrubino@dutchesscanna.com
Email:	triphoffman@bodyandmind.com

6